Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2013, with respect to the consolidated financial statements of NeoStem, Inc. and subsidiaries included in the Annual Report on Form 10-K of NeoStem, Inc. for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of NeoStem, Inc. on Forms S-3 (File No. 333-145988, effective September 27, 2007; File No. 333-166169, effective May 11, 2010; File No. 333-173853, effective September 30, 2011; File No. 333-173855, effective June 13, 2011; File No. 333-183542, effective October 3, 2012; File No. 333-183543, effective October 3, 2012; File No. 333-176673, effective October 3, 2012; and File No. 333-185346, effective December 28, 2012) and on Forms S-8 (File No. 333-107438, effective May 24, 2007; File No. 333-144265, effective July 2, 2007; File No. 333-159282, effective October 29, 2009; File No. 333-162733, effective October 29, 2009; File No. 333-173854 effective May 2, 2011; File No. 333-181365, effective May 11, 2012; and File No. 333-184927, effective November 13, 2012).

/s/ GRANT THORNTON LLP

New York, New York
March 8, 2013